Exhibit 99.1

Q/C Technologies Names Yossef Ehrlichman Chief Technology Officer

to Lead Optical Processor Development

Proprietary silicon photonic architecture targets critical bandwidth, energy efficiency and scalability demands of AI inference

Optical processors aim to cut the energy and bandwidth cost of moving data in AI systems

SAN FRANCISCO, September 15, 2026 — Q/C Technologies, Inc. (Nasdaq: QCLS) (“Q/C Technologies” or “the Company”), a developer of next-generation optical computing solutions, today announced the appointment of Chief Technology Officer Yossef (“Yossi”) Ehrlichman, Ph.D. Dr. Ehrlichman joined the Company earlier this year as founding manager of photonic integrated circuit (PIC) development and will now lead the Company’s optical processing unit (OPU) program and overall technology strategy.

Dr. Ehrlichman brings 15 years of experience developing and commercializing silicon photonic integrated circuits, spanning device design, foundry process development and volume production. He is a named inventor on issued U.S. patents covering linearized optical digital-to-analog conversion and multi-electrode micro-ring devices — two of the building blocks central to the Company’s OPU architecture.

“Scaling optical computing for AI means addressing the energy and time spent moving data and converting signals between electronics and optics,” said Dr. Ehrlichman. “Our integrated photonics program is developing the components needed to keep data in optical form through more of the computation and bring those components together into scalable systems. These efforts lay the foundation for our long-term goal of integrating optical processing and memory in a complete computing platform. We are taking a staged approach, with clear milestones, and I look forward to reporting our progress.”

“Yossi combines deep silicon photonics experience with a disciplined, milestone-driven engineering approach, and he has already built the foundation of an exceptional team, that we are continuing to expand,” said Executive Chairman Joshua Silverman. “With Yossi leading our integrated photonics track alongside our optical AI model for image generation, Q/C Technologies is pursuing optical computing from two complementary directions. We will update shareholders as the program reaches each of its defined milestones.”

About Q/C Technologies, Inc.

Q/C Technologies believes the next leap in frontier computing is optical. The Company is pioneering next-generation optical computing solutions designed to harness the properties of light to perform complex computations naturally via interference. Overcoming key challenges posed by electronic GPUs, Q/C Technologies seeks to develop proprietary optical processing units with orders of magnitude faster clock speed and bandwidth and vastly improved energy efficiency relative to traditional computing architectures. qctechnologies.com

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding (i) development of parts of the Company’s integrated photonics programs, (ii) bringing components into a scalable system, (iii) the Company’s long-term goal of integrating optical processing and memory in a complete computing platform, (iv) expansion of the Company’s team, (v) the Company’s pursuit of optical computing from two complementary directions, (vi) the Company’s ability to hit the milestones, and (vii) Dr. Ehrlichman’s potential impact on the Company’s success. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the development, performance and scalability of its optical computing products and related technologies, unanticipated financial setbacks, the Company needing to pursue financing options that could adversely impact its liabilities due to adverse market conditions, the Company’s ability to successfully develop new technologies; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management, engineers and other key employees; and the Company’s ability to quickly and effectively respond to new technological developments. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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